UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SUNAMERICA SERIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MUTUAL FUND PROXY FACT SHEET FOR: SUNAMERICA FUNDS / TOUCHSTONE STRATEGIC TRUST

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
Record Date	MARCH 31, 2021	VIRTUAL MEETING FORMAT ONLY
Mail Date	APRIL 5, 2021
Meeting Date	JUNE 10, 2021 @ 4:00 PM (ET)	SEE PAGE 5
ADDITIONAL INFORMATION		CONTACT INFORMATION

Tickers	SEE PAGE 6	Inbound Line	1-866-340-7108
CUSIPs	SEE PAGE 6	Website	https://www.aig.com/

What are Shareholders being asked to vote on?

1.	To consider a proposal to approve an Agreement and Plan of Reorganization (the “Plan”);

 BOARD OF TRUSTEES RECOMMENDATION – “FOR”

BACKGROUND

What is happening?

On December 23, 2020, SunAmerica Asset Management, LLC (“SunAmerica”), investment advisor to the Target Funds, entered into an agreement to sell certain assets relating to its retail mutual fund asset management business to Touchstone Advisors, Inc. (“Touchstone Advisors”), investment advisor to the Touchstone family of mutual funds and an indirect, wholly-owned subsidiary of Western & Southern Mutual Holding Company (the “Transaction”).

In connection with SunAmerica’s decision to sell certain assets relating to its retail mutual fund asset management business, SunAmerica recommended and the Board of each Registrant approved an Agreement and Plan of Reorganization with respect to each Target Fund pursuant to which the Target Fund would be reorganized into a corresponding Touchstone Fund (each, a “Reorganization” and collectively, the “Reorganizations”).

Why has SunAmerica decided to sell its retail mutual fund asset management business?

Following a strategic review, and with careful consideration, AIG Life & Retirement, a division of American International Group, Inc. (“AIG”), determined that the retail mutual fund asset management business of SunAmerica Asset Management, LLC (“SunAmerica”), an indirect wholly-owned subsidiary of AIG and the Target Funds’ investment advisor, was no longer core to AIG Life & Retirement’s offerings.

As a result of this decision, following a process of identifying potential buyers, AIG, SunAmerica, Western & Southern Financial Group, Inc. (“W&S”), and Touchstone Advisors, Inc. (“Touchstone Advisors”), an indirect wholly-owned subsidiary of W&S, entered into an Asset Purchase Agreement pursuant to which SunAmerica has agreed to sell certain assets relating to its retail mutual fund asset management business to Touchstone Advisors in exchange for cash consideration (the “Transaction”).

PROPOSAL 1: To consider a proposal to approve an Agreement and Plan of Reorganization (the “Plan”);

What are shareholders being asked to approve?

The purpose of the Special Meeting is to vote on an important proposal that affects your investment in your Target Fund.

Shareholders of record of each Target Fund will be asked to consider a proposal to approve an Agreement and Plan of Reorganization (the “Plan”) between Touchstone Strategic Trust, on behalf of the applicable series thereof identified (each, an “Acquiring Fund” and collectively, the “Acquiring Funds”), and each Registrant, on behalf of the applicable Target Fund.

At the Joint Special Meeting of Shareholders (“Special Meeting”), shareholders of each Target Fund will be asked to vote on a proposal to reorganize their Target Fund into the corresponding Acquiring Fund.

What will happen to my existing shares?

Immediately after the Reorganization of your Target Fund, you will own shares of the corresponding Acquiring Fund with an aggregate net asset value equal to the aggregate net asset value of the shares of the Target Fund that you held immediately prior to the closing of the Reorganization (although the number of shares and the net asset value per share may be different).

How will the Reorganizations benefit shareholders of the Target Funds?

In approving the Reorganizations, the Target Funds Board considered, among other factors, that the Reorganizations offer shareholders of the Target Funds an opportunity to be part of a larger mutual fund complex offering a diversified fund line-up with free exchangeability among funds and sponsored by a reputable and respected investment adviser with a proven track record of successful acquisitions, and that the Reorganizations present an excellent opportunity for the shareholders of each Target Fund to become investors in a fund that has a larger asset size than the Target Fund, total annual fund operating expenses that are no higher than the total annual fund operating expenses of the Target Fund (after applicable expense waivers), and a strong historical investment performance record.

In addition, each Reorganization will provide Target Fund shareholders with an opportunity to continue their investment in a Touchstone Fund with an investment goal and principal investment strategies similar to those of their Target Fund through a tax-free reorganization of the Target Fund into the corresponding Acquiring Fund.

How do the Target Funds’ and Acquiring Funds’ investment goals and principal investment strategies compare?

Although each Target Fund and the corresponding Acquiring Fund have similar investment goals and principal investment strategies, there are some differences. In addition, the analytical tools, techniques and investment selection process used by the sub-advisors of the Acquiring Funds to select investments may be different from those used by SunAmerica and the sub-advisors of the Target Funds.

The section of the Joint Proxy Statement/Prospectus for your Target Fund’s Reorganization entitled “Summary” describes in detail the differences between the investment goals and principal investment strategies of each Target Fund and the corresponding Acquiring Fund.

How do the fees and expenses of the Funds compare?

Touchstone Advisors has contractually agreed to waive fees and reimburse expenses in order to maintain the total annual operating expense ratio (excluding dividend and interest expenses relating to short sales; interest; taxes; brokerage commissions and other transaction costs; portfolio transaction and investment related expenses, including expenses associated with the Fund’s liquidity providers; other expenditures which are capitalized in accordance with U.S. generally accepted accounting principles; the cost of “Acquired Fund Fees and Expenses,” if any; and other extraordinary expenses not incurred in the ordinary course of business) for each class of shares of each Acquiring Fund offered to an amount no greater than the total annual operating expense ratio of the corresponding class of shares of the corresponding Target Fund for the Target Fund’s most recent fiscal year end (after giving effect to any fees waived and expenses reimbursed for the Target Fund).

These contractual expense limitations will remain in place for a period of at least two years from the closing date of the Reorganizations.

Who will manage the Acquiring Funds after the Reorganizations?

Touchstone Advisors currently serves as investment advisor to the Acquiring Funds. With respect to each Acquiring Fund, Touchstone Advisors employs a sub-advisor to provide portfolio management services. The sub-advisors are overseen by Touchstone Advisors and by the Board of Trustees of Touchstone Strategic Trust (“Acquiring Funds Board”).

●

The Acquiring Funds into which each of AIG Active Allocation Fund, AIG Focused Alpha Large-Cap Fund, AIG International Dividend Strategy Fund, and AIG Multi-Asset Allocation Fund will be reorganized currently utilize Fort Washington Investment Advisors, Inc. (“Fort Washington”), an affiliate of Touchstone Advisors, as a sub-advisor.

●	The Acquiring Fund into which each of AIG Flexible Credit Fund and AIG Strategic Bond Fund will be reorganized is expected to utilize Fort Washington as a sub-advisor.

●	The Acquiring Fund into which AIG Strategic Value Fund will be reorganized currently utilizes Barrow, Hanley, Mewhinney & Strauss, LLC, as a sub-advisor.

The portfolio management teams of each Acquiring Fund will differ from the current portfolio managers of the corresponding Target Fund.

Will I have to pay federal income taxes as a result of my Target Fund’s Reorganization?

Each Reorganization is intended to qualify as a tax-free reorganization for federal income tax purposes. Accordingly, shareholders are not expected to recognize any gain or loss for federal income tax purposes as a direct result of the exchange of their Target Fund shares for shares of the corresponding Acquiring Fund in their Target Fund’s Reorganization.

Will I have to pay any sales charge (load), commission, or other similar fee in connection with the Reorganization?

You will not pay any sales charge (load), commission, or other similar fee in connection with the receipt of Acquiring Fund shares in the Reorganization of your Target Fund.

When will the Reorganizations occur?

Subject to the satisfaction or waiver of all closing conditions, the Reorganizations are expected to be completed on July 16, 2021, or as soon as practicable thereafter.

What will happen if shareholders of one or more Target Funds do not approve the Reorganization or the Transaction is not completed?

If the shareholders of a Target Fund do not approve the Reorganization, or other closing conditions are not satisfied or waived, the Reorganization of that Target Fund will not be completed and such Target Funds Board will consider other possible courses of action for that Target Fund, including continuing to operate the Target Fund as a stand-alone fund, reorganizing the Target Fund into another mutual fund or liquidating the Target Fund.

The consummation of the Reorganization as to a Target Fund and its corresponding Acquiring Fund is not contingent upon the consummation of the Reorganization of any other Target Fund and its corresponding Acquiring Fund; provided, however, that, no Reorganization will be consummated if shareholders of the AIG Focused Dividend Strategy Fund and the AIG Select Dividend Growth Fund do not approve the Reorganization of their respective Target Fund.1

Who will pay the costs of the Reorganization?

Touchstone Advisors and SunAmerica (or their respective affiliates) will pay the costs of the Reorganizations (other than transaction costs related to the purchase or sale of portfolio securities), including the costs relating to the Special Meeting and the Joint Proxy Statement/Prospectus.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” PROPOSAL 1

1 The reorganizations of the AIG Focused Dividend Strategy Fund and the AIG Select Dividend Growth Fund are discussed in the Touchstone Funds Group Trust Proxy Statement. The completion of the Transaction is subject to the satisfaction or waiver of certain conditions including that (1) shareholders of the AIG Focused Dividend Strategy Fund and the AIG Select Dividend Growth Fund shall have approved their respective Reorganization and such Target Funds shall have a minimum amount of assets at closing as agreed between SunAmerica and Touchstone Advisors, and (2) shareholders of the Target Funds and the other AIG funds proposed to reorganize into Touchstone funds representing a minimum amount of assets under management at closing as agreed between SunAmerica and Touchstone Advisors shall have approved their respective reorganizations.

VOTING METHODS

PHONE:

To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.

TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.

INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

INFORMATION ABOUT THE VIRTUAL SPECIAL MEETING

In light of public health concerns regarding the COVID-19 pandemic, the Special Meeting will be held in a virtual meeting format only. Shareholders will not be able to attend the meeting in person.

Beneficial Holders

If your shares in your Target Fund(s) are held by a financial intermediary (such as a broker-dealer or a bank), and you wish to attend and vote at the Special Meeting, you must first obtain a legal proxy from your financial intermediary reflecting your Target Fund’s name, the number of shares you held as of the Record Date, as well as your name and address.

Please email your legal proxy to AST Fund Solutions, LLC (“AST”) at attendameeting@astfinancial.com with “Legal Proxy” in the subject line. After receiving this information, AST will then provide you with your credentials to attend the Special Meeting.

If your shares in your Target Fund are held by a financial intermediary, and you wish to attend, but not vote at, the Special Meeting, please send an email to AST at attendameeting@astfinancial.com with your Target Fund(s) name(s) in the subject line and include your full name, address, and satisfactory proof of ownership. After receiving this information, AST will then provide you with your credentials to attend the Special Meeting.

Registered Holders

If you are a shareholder of record of your Target Fund(s) – your shares are held in your name as reflected in your Target Fund’s records – and you wish to attend and/or vote at the Special Meeting, please send AST with your intention to attend the meeting, to AST at attendameeting@astfinancial.com with your Target Fund(s) name(s) in the subject line, your name and address in the body of the email. After receiving this information, AST will then provide you with your credentials for attending the Special Meeting.

Proxy Materials Are Available Online at: https://vote.proxyonline.com/aig/docs/tstproxy2021.pdf

AST Fund Solutions, LLC is mentioned in the Joint Proxy Statement/Prospectus.

TARGET FUND	CLASS	TICKER	CUSIP	ACQUIRING FUND	CLASS

AIG Active Allocation Fund	A	FBAAX	86704B103	Touchstone Balanced Fund	A

AIG Active Allocation Fund	B	FBABX	86704B202	Touchstone Balanced Fund	A

AIG Active Allocation Fund	C	FBACX	86704B301	Touchstone Balanced Fund	C

AIG Flexible Credit Fund	A	SHNAX	866918733	Touchstone Strategic Income Opportunities Fund	A

AIG Flexible Credit Fund	C	SHNCX	866918691	Touchstone Strategic Income Opportunities Fund	C

AIG Flexible Credit Fund	W	SNNWX	866918568	Touchstone Strategic Income Opportunities Fund	Y

AIG Focused Alpha Large-Cap Fund	A	SFLAX	86704E503	Touchstone Large Cap Focused Fund	A

AIG Focused Alpha Large-Cap Fund	C	SFLCX	86704E602	Touchstone Large Cap Focused Fund	C

AIG Focused Alpha Large-Cap Fund	W	SFLWX	86704E701	Touchstone Large Cap Focused Fund	Y

AIG International Dividend Strategy Fund	A	SIEAX	867031726	Touchstone International Equity Fund	A

AIG International Dividend Strategy Fund	C	SIETX	867031684	Touchstone International Equity Fund	C

AIG International Dividend Strategy Fund	W	SIEWX	867031452	Touchstone International Equity Fund	Y

AIG Multi-Asset Allocation Fund	A	FASAX	86703Y153	Touchstone Balanced Fund	A

AIG Multi-Asset Allocation Fund	B	FMABX	86703Y146	Touchstone Balanced Fund	A

AIG Multi-Asset Allocation Fund	C	FMATX	86703Y138	Touchstone Balanced Fund	C

AIG Strategic Bond Fund	A	SDIAX	866918675	Touchstone Strategic Income Opportunities Fund	A

AIG Strategic Bond Fund	B	SDIBX	866918667	Touchstone Strategic Income Opportunities Fund	A

AIG Strategic Bond Fund	C	NAICX	866918642	Touchstone Strategic Income Opportunities Fund	C

AIG Strategic Bond Fund	W	SDIWX	866918550	Touchstone Strategic Income Opportunities Fund	Y

AIG Strategic Value Fund	A	SFVAX	86703Y856	Touchstone Value Fund	A

AIG Strategic Value Fund	C	SFVTX	86703Y831	Touchstone Value Fund	C

AIG Strategic Value Fund	W	SFVWX	86704F880	Touchstone Value Fund	Y

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